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                                                                  EXHIBIT 10.18


                              OPERATING AGREEMENT


OPERATING AGREEMENT PARTNER NAME:  BARNETT BANKS, INC.

ADDRESS:  50 N. LAURA STREET, JACKSONVILLE, FLORIDA  32202-3638

TYPE OF BUSINESS ENTITY: BANK HOLDING COMPANY

DATE OF AGREEMENT: MAY 31, 1996        CONTACT PERSON:  HINTON NOBLES
                                       PHONE NO: (904) 791-7741
                                       FAX NO:  (904) 791-5448

This Operating Agreement (the "Operating Agreement") is entered into and effective as of the date shown above by and between Barnett Banks, Inc. ("Barnett") and HomeSide Lending, Inc. ("HomeSide Lending")

                                    RECITALS.

1. Barnett and HomeSide, Inc. (formerly known as GrantAmerica, Inc.) have entered into the Stock Purchase Agreement.

2. The Stock Purchase Agreement contemplated origination and servicing arrangements between Barnett and HomeSide Lending after the Closing Date.

3. Barnett and HomeSide Lending desire to set forth the specific terms and conditions of such arrangements.

IN CONSIDERATION of the mutual promises made in this Operating Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Barnett and HomeSide Lending agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS.

As used in this Operating Agreement, the following capitalized terms shall have the meanings given to them below:

1.1. "AFFILIATE" means an entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another entity. For purposes of this definition, "control", "controlled by", and "under common control with" means the direct or indirect possession of ordinary voting power to elect a majority of the board of directors or comparable body of an entity.

1.2. "ANCILLARY AGREEMENTS" means this Operating Agreement and the attached Correspondent Agreement, Delegated Underwriting Agreement, the PMSR Flow Agreement and the Servicing Agreement.

1.3. "BARNETT" means: (a) the entity defined as "Barnett" above, (b) any of its Affiliate banks, and (c) its Affiliate mortgage company, as applicable within the context used.

1.4. "CORRESPONDENT AGREEMENT" means the Correspondent Loan Purchase Agreement entered into by and among HomeSide, each Barnett Affiliate bank and the Barnett Affiliate mortgage company as of May 16, 1996 and which will govern the terms under which Barnett will originate and fund, and HomeSide will acquire the New Secondary Market Mortgage Loans and related servicing rights. The Correspondent Agreement is attached to this Operating Agreement as EXHIBIT A.

1.5. "CLOSING DATE" means the date on which Barnett sells to HomeSide, Inc. all of the outstanding shares of Barnett Mortgage Company, to be known as HomeSide Holdings, Inc.

1.6. "EXISTING MORTGAGE LOANS" means all residential mortgage loans serviced by Barnett on or before the Closing Date.

1.7. "EXISTING PORTFOLIO MORTGAGE LOANS" means residential mortgage loans owned by Barnett and serviced by Barnett (with or without
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HomeSide Lending's management and direction under the Interim Management
Agreement) on or before the Closing Date.

1.8. "EXISTING SERVICING RIGHTS" means HomeSide Lending's Mortgage rights to service the Existing Mortgage Loans.

1.9. "HOMESIDE, INC." means HomeSide, Inc., formerly known as GrantAmerica Capital, Inc., a business corporation organized under the laws of the state of Delaware.

1.10. "HOMESIDE LENDING" means HomeSide Lending, Inc., formerly known as BancBoston Mortgage Corporation, a business corporation organized under the laws of the state of Florida and with its principal place of business at 7301 Baymeadows Way, Jacksonville, Florida 32256.

1.11. "MARKETING AGREEMENT" means the Marketing Agreement to be entered into by and between HomeSide, Inc. and Barnett on or before the Closing Date and which will govern the terms under which HomeSide Lending's mortgagors may be solicited for certain products and services.

1.12. "NEW MORTGAGE LOAN" means a New Portfolio Mortgage Loan and/or New Secondary Market Mortgage Loan.

1.13. "NEW PORTFOLIO MORTGAGE LOAN" means each residential mortgage loan which
Barnett: (a) will originate on or after the Closing Date and retain the ownership subject to the New Servicing Rights, or (b) has originated prior to the Closing Date but not closed or funded, and intends to retain the ownership subject to the New Servicing Rights.

1.14. "NEW SECONDARY MARKET MORTGAGE LOAN" means each residential mortgage loan, other than a New Portfolio Mortgage Loan, which Barnett: (a) will originate on or after the Closing Date, or (b) has originated prior to the Closing Date but not closed or funded.

1.15. "NEW SERVICING RIGHTS" means HomeSide Lending's right to service the New Portfolio Mortgage Loans.

1.16. "OPERATING AGREEMENT" has the meaning set forth in the recitals above. The Exhibits to this Operating Agreement shall not be considered to be part of this Operating Agreement.

1.17. "PMSR FLOW AGREEMENT" means the agreement to be entered into by and among HomeSide Lending and Barnett on or before the Closing Date and which will govern the terms under which Barnett will sell the New Servicing Rights to HomeSide. The PMSR Flow Agreement is attached to this Operating Agreement as EXHIBIT B.

1.18. "PORTFOLIO MORTGAGE LOANS" means the Existing Portfolio Mortgage Loans and the New Portfolio Mortgage Loans.

1.19. "RELATED AGREEMENTS" has the meaning described in ARTICLE 1 of the Stock Purchase Agreement.

1.20. "SECONDARY MARKET MORTGAGE LOAN" means a mortgage loan, other than a Portfolio Mortgage Loan, originated by Barnett or Barnett's mortgage broker or correspondent lender.

1.21. "SERVICING AGREEMENT" means the agreement to be entered into by and between HomeSide Lending and Barnett on or before the Closing Date and which will govern the terms under which HomeSide will service the Portfolio Mortgage Loans. The Servicing Agreement is attached to this Operating Agreement as EXHIBIT C.

1.22. "SERVICING RIGHTS" means the New Servicing Rights and the Existing Servicing Rights.

1.23. "SHAREHOLDER AGREEMENT" means the Amended and Restated Shareholder Agreement to be entered into by and among HomeSide, Inc., The First National Bank of Boston, Barnett, Thomas H. Lee Equity Fund III, L.P., Madison Dearborn Capital Partners, L.P., and certain other persons.

1.24. "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement entered into by and between Barnett and HomeSide, Inc. as of March 4, 1996, as may be amended from time to time.

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                                   ARTICLE 2.

                        EXISTING SERVICING ARRANGEMENTS.

2.1 TERMINATION OF EXISTING SERVICING AGREEMENTS AMONG BARNETT MORTGAGE COMPANY AND BARNETT BANKS.

Barnett shall cause any servicing agreements relating to the Existing Mortgage Loans among any of Barnett's Affiliate mortgage companies and any of Barnett's Affiliate banks to terminate as of the Closing Date, and the servicing of the Existing Mortgage Loans shall subsequently be administered in accordance with the terms of the Servicing Agreement.

2.2. BARNETT OWNS THE EXISTING SERVICING RIGHTS. 2.2. BARNETT OWNS THE EXISTING SERVICING RIGHTS.

Barnett acknowledges that, as of the Closing Date, HomeSide Lending will own all right, title and interest in the Existing Servicing Rights, subject to the terms of the Servicing Agreement.

                                   ARTICLE 3.

                ORIGINATION AND SERVICING OF NEW MORTGAGE LOANS.

3.1. BARNETT'S ROLE IN NEW LOAN ORIGINATIONS.

Barnett shall sell to HomeSide Lending on an exclusive basis any: (a) New Servicing Rights, and (b) New Secondary Market Mortgage Loans and related servicing rights, subject to the provisions of this Operating Agreement.

Any New Secondary Market Mortgage Loan originated by Barnett shall be in accordance with the terms of the Related Agreements, and in particular with the terms of the Correspondent Agreement, and the non-competition article of the Shareholder Agreement.

New Portfolio Loans will remain on Barnett's balance sheet, subject to the New Servicing Rights.

3.2. HOMESIDE LENDING'S INTEREST IN THE NEW SERVICING RIGHTS.

Barnett shall sell and grant all right, title and interest in the New Servicing Rights to HomeSide Lending in accordance with the terms of the PMSR Flow Agreement. The New Servicing Rights will be administered in accordance with the terms of the Servicing Agreement.

3.3. MARKETING AGREEMENT AND SHAREHOLDER AGREEMENT CONTROL THE OPERATING AGREEMENT.

To the extent that the terms of the Marketing Agreement or the Shareholder Agreement, on the one hand, are inconsistent with the terms of this Operating Agreement on the other hand, the terms of the Marketing Agreement or the Shareholder Agreement, as the case may be, shall control.

3.4. OPERATING AGREEMENT CONTROLS THE OTHER ANCILLARY AGREEMENTS.

To the extent that the terms of this Operating Agreement are inconsistent with the terms of the other Ancillary Agreements, the terms of this Operating Agreement shall control.

                                   ARTICLE 4.

             PRODUCTS, PRICING, CUSTOMER SERVICE AND RELATED ISSUES.

4.1. PRODUCTS.

HomeSide Lending covenants as follows:

(a) Subject to investor availability, HomeSide Lending will continue to offer all secondary market and portfolio products currently offered by HomeSide Lending and Barnett immediately prior to the Closing Date.

(b) Subject to investor availability, HomeSide Lending will add new products which Barnett can

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demonstrate are being offered by a significant competitor, including major national competitors and competitors in Florida.

(c) HomeSide Lending shall work with Barnett's mortgage company Affiliate to create mortgage loan products: (i) which may be new to Barnett's mortgage loan production market and which Barnett believes offers significant opportunity to Barnett or HomeSide Lending, or (ii) for which Barnett believes there may be significant demand.

(d) HomeSide Lending shall formalize a Product Development Committee/Process. Barnett's Affiliate mortgage company production and operations representatives shall participate in the activities of such Product Development
Committee/Process.

(e) HomeSide Lending will not discontinue mortgage loan products without giving proper reasonable advance notice to Barnett's Affiliate mortgage company. The Product Development Committee will determine the appropriate mortgage loan product menu, subject to investor availability.

(f) If HomeSide Lending does not offer a mortgage loan product which Barnett wishes to sell, Barnett may sell such mortgage loan product to another lender servicing released. If HomeSide Lending requires a minimum amount of production in order to offer a new mortgage loan product and Barnett cannot meet such minimum amount, Barnett may sell to another lender servicing released.

(g) Barnett will sell all "EquiCredit Products" to EquiCredit. "EquiCredit Products" shall mean all mortgage loan products with a total yield which differs materially from traditional secondary market eligible mortgage loan products offered by HomeSide Lending.

4.2. PRICING

(a) Barnett will receive the higher of either: (i) the most favorable HomeSide Lending pricing offered to correspondents, or (ii) HomeSide Lending's pricing as determined by the screen price/dealer price determined each morning on a business day, based on the delivery month for the appropriate mortgage loan interest rate lock term. For example, a mortgage loan which has an interest rate locked on March 1 for 70 days closed and back will be priced for June delivery. If such mortgage loan is delivered to HomeSide Lending on the 70th day of the lock-in period, the applicable date would be May 10. HomeSide Lending's cutoff date for May pools is approximately May 1, therefore requiring such mortgage loan to be delivered in a June pool. The cutoff date for June pools is approximately June 1. On average, HomeSide Lending's 70-day locks are rolled on the 20th day of each month.

(b) HomeSide Lending will delegate to Barnett's Affiliate mortgage company renegotiation and repricing grids to avoid departmental duplication and to maintain the highest customer service levels. HomeSide Lending may change such repricing grids from time to time upon reasonable notice to Barnett's Affiliate mortgage company.

(c) HomeSide Lending shall not apply its daily volume cap policy to Barnett. However, there will be intra-day pricing on all of Barnett's non-retail originated production, per HomeSide Lending's Buy Price Policy I and II, dated May 1, 1996. A copy of the Buy Price Policy I and II is set forth in EXHIBIT D, as amended by the Addendum to Newco Buy Price Policies I & II, which Addendum is included within EXHIBIT D. In addition, the last sentence of the Addendum shall be deleted and replaced with the following language: "HomeSide Lending agreed to allow Barnett to have delegated underwriting authority on all agency loans including jumbo loans up to $1,000,000. The only exception to the above policy occurs when a particular investor will not allow HomeSide Lending to underwrite loans on a delegated basis."

(d) HomeSide Lending will administer its daily pricing in the manner set forth in HomeSide Lending's Secondary Marketing Buy Price Policy I and II dated May 1, 1996, as amended in the manner described in subparagraph (c) above.

(e) HomeSide Lending shall administer its intraday and emergency price changes in the manner set forth in HomeSide Lending's Secondary Marketing Buy Price Policy I and II dated May 1, 1996, as amended in the manner described in subparagraph (c) above.

4.3. SERVICING RELEASED PREMIUMS.

4.3.1. BARNETT RECEIVES MOST FAVORABLE CORRESPONDENT SERVICING RELEASED PREMIUMS. Barnett will receive the most favorable HomeSide Lending correspondent servicing released premiums. In addition, such

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servicing released premiums will be no more than 10 (ten) basis points below the average of a wholesaler peer group, calculated as follows: HomeSide Lending will calculate an average core products price bi-monthly, using the top ten (10) wholesalers, as measured semi-annually by SMR Research, as the peer group. In calculating such average, HomeSide Lending's servicing released premiums across core product groups will be combined into an average core products price after the highest and lowest prices for each product have been eliminated.

Servicing released premiums shall be measured on a comparable basis taking into consideration such factors as mortgage loan product types, mortgage loan amounts, fees, volume incentives and other data necessary and appropriate to accurately compare competitor pricing.

4.4. CUSTOMER SERVICE LEVELS.

(a) HomeSide Lending shall maintain a dedicated Customer Service Liaison Department within its Correspondent Lending Division to respond specifically and exclusively to Barnett issues and concerns.

(b) HomeSide Lending shall establish an Advisory/Monitoring Committee, including Barnett representatives, which shall meet regularly to address operational issues, customer service issues for both servicing and secondary marketing, and other internal and external customer concerns. The Advisory/Monitoring Committee shall establish service level benchmarks to be reported.

(c) Barnett will receive HomeSide Lending internal service level reports necessary to enable Barnett to monitor key service levels. The service level benchmarks established by the Advisory/Monitoring Committee will be monitored and addressed, as appropriate.

4.5. BARNETT FUNCTIONS.

(a) Origination.

(b) Processing.

(c) All underwriting with respect to which HomeSide Lending has delegated authority will be delegated to Barnett, subject to the Delegated Underwriting Agreement.

(d) Conduct mortgage loan closings and fund all mortgage loans.

(e) Such post closing functions to be performed by Barnett and HomeSide Lending as such entities shall mutually agree

(f) FHA/VA Insuring and Guaranteeing.

(g) Completion control (follow-up mortgage loan documents and problem mortgage loans.)

(h) Compliance review for all mortgage loans.

(i) Quality Control for all New Portfolio Mortgage Loans, FHA Mortgage Loans and VA mortgage loans.

(j) Up-front quality control for all New Secondary Market Mortgage Loans required by the applicable secondary market investor (e.g., alternative document mortgage loans).

(k) Distribute mortgage loan rate information to Barnett's mortgage loan origination channels.

(l) Lock-in reconciliation.

(m) Secondary Marketing Liaison Group shall interface with Production and HomeSide Lending.

(n) Funding reconciliation.

(o) Document follow-up, as required by HomeSide's Preferred Seller Manual.

4.6. HOMESIDE LENDING FUNCTIONS.

(a) Secondary marketing functions for New Secondary Market Mortgage Loans.

(b) Pipeline Management and Hedging for New Secondary Market Mortgage Loans.

(c) Shipping.

(d) Post closing quality control in the manner described in the Correspondent Agreement, except for the mortgage loans described in SECTION 4.5 above

(e) Record retention and retrieval.

(f) Legal review and payment for mortgage loans and servicing rights under the terms of the Correspondent Agreement and related documents.


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4.7. FEES.

(a) Barnett shall pay to HomeSide Lending the fees set forth in the Servicing Agreement and the Exhibits thereto.

(b) Barnett shall receive the most favorable HomeSide Lending document review fee charged for best efforts flow program mortgage loans.

4.8. WAREHOUSE MANAGEMENT.

4.8.1. MORTGAGE LOANS LOCKED WITH OTHER ENTITIES. Barnett shall assign to HomeSide Lending commitments for mortgage loans with rate locks issued by a third party, and shall deliver such mortgage loans to HomeSide Lending. HomeSide Lending shall deliver and settle with each entity issuing such a commitment. The parties acknowledge that the purchase price to be paid by HomeSide, Inc. under the Stock Purchase Agreement includes the price for such mortgage loans to be acquired by HomeSide Lending, in bulk, on the Closing Date. HomeSide Lending shall not pay any additional monies for such mortgage loans. Moreover, any difference between the lock-in (commitment) price and the cost for such mortgage loans on Barnett's balance sheet shall be a put-back to Barnett.

4.8.2. MORTGAGE LOANS LOCKED WITH HOMESIDE LENDING. Barnett shall, in the ordinary course of Barnett's business, deliver to HomeSide Lending all mortgage loans locked in with HomeSide Lending. The parties acknowledge that the purchase price to be paid by HomeSide, Inc. under the Stock Purchase Agreement includes the price for such mortgage loans to be acquired by HomeSide Lending, in bulk, on the Closing Date. HomeSide Lending shall not pay any additional monies for such mortgage loans. Moreover, any difference between the lock-in (commitment) price and the cost for such mortgage loans on Barnett's balance sheet shall be a put-back to Barnett.

4.8.3. ELIGIBLE SECONDARY MARKET MORTGAGE LOANS NOT LOCKED WITH ANY ENTITY. Barnett shall deliver to HomeSide Lending all secondary market eligible mortgage loans without a rate lock commitment. The parties acknowledge that the purchase price to be paid by HomeSide, Inc. under the Stock Purchase Agreement includes the price for such mortgage loans to be acquired by HomeSide Lending, in bulk, on the Closing Date. HomeSide Lending shall not pay any additional monies for such mortgage loans. Barnett shall bear the risk of loss or gain for any difference between a mortgage loan's closing price and the market price, based on a mark-to-market.

4.8.4. MORTGAGE LOANS INELIGIBLE FOR SECONDARY MARKET SALE. HomeSide Lending shall not purchase from Barnett any mortgage loan which:

(a) As of the Closing Date, is not eligible for sale to the secondary market for any reason, including, but not limited to, documentation deficiencies, underwriting deficiencies, poor credit quality, delinquency status and fraud, or

(b) Closed one hundred and twenty (120) or more days prior to the Closing Date. Notwithstanding the above, HomeSide Lending will purchase a Hula Mae mortgage loan which has: (i) closed one hundred and twenty (120) or more days prior to the Closing Date, and (ii) been delivered to Hula Mae prior to the Closing Date. However, Barnett shall repurchase any such Hula Mae mortgage loan if Hula Mae, at any time, fails to purchase such mortgage loan or fails to accept such mortgage loan for inclusion in a security.

Barnett shall keep each such mortgage loan as a retained asset. No additional servicing released premium shall be paid to Barnett by HomeSide, because the payment for such servicing rights will be included as part of the purchase price under the Stock Purchase Agreement.

4.8.5. REPURCHASE OF MORTGAGE LOANS INELIGIBLE FOR SECONDARY MARKET SALE. Barnett shall repurchase from HomeSide Lending any mortgage loan which was on Barnett's balance sheet as of the Closing Date and, no later than sixty (60) days after the Closing Date, is discovered to be ineligible for sale to the secondary market for any reason, including, but not limited to, documentation deficiencies, underwriting deficiencies, poor credit quality, delinquency status and fraud.

4.9. PIPELINE MANAGEMENT.

4.9.1. NEW SERVICING RIGHTS. Barnett shall sell and deliver the New Servicing Rights to HomeSide Lending under the terms of the PMSR

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Flow Agreement.

4.9.2. NEW SECONDARY MARKET MORTGAGE LOANS. New Secondary Market Mortgage Loans rate locked with HomeSide Lending shall be delivered to HomeSide Lending under the terms of the Correspondent Agreement.

4.9.3. MORTGAGE LOANS LOCKED IN WITH ANOTHER ENTITY. Mortgage loans which are rate locked with an entity other than HomeSide Lending shall be delivered to such entity by HomeSide Lending upon the closing of such rate locked loans in accordance with the terms of the related purchase agreement between Barnett and such entity. Prior to such delivery, HomeSide Lending will purchase such mortgage loans from Barnett on a servicing released basis and deliver such mortgage loans to such entity, with HomeSide Lending retaining such servicing after such delivery, if permitted under the terms of the agreement between Barnett and such entity.

4.9.4. MORTGAGE LOANS WHICH ARE NOT RATE LOCKED. HomeSide Lending shall not be obligated to purchase any mortgage loan which is not rate locked with any entity until such mortgage loan is rate locked with HomeSide Lending and marked-to market.

4.10. REPURCHASE AND INDEMNIFICATION REQUESTS.

4.10.1. REQUESTS RECEIVED PRIOR TO THE CLOSING DATE. For five years following the Closing Date, Barnett shall be liable for any repurchase or indemnification request from any person or entity relating to an Existing Mortgage Loan which is received by Barnett prior to the Closing Date and remains outstanding as of the Closing Date. Barnett may satisfy any such indemnification request for any such item by repurchasing the related mortgage loan.

4.10.2. REQUESTS RECEIVED AFTER THE CLOSING DATE. For five years following the Closing Date, Barnett shall be liable for any repurchase or indemnification request from any person or entity relating to an Existing Mortgage Loan which is received by Barnett or HomeSide Lending after the Closing Date. Barnett may satisfy any such indemnification request for any such item by repurchasing the related mortgage loan.

4.10.3. LIABILITY UNDER THE CORRESPONDENT AGREEMENT. Barnett shall be liable for the New Secondary Market Mortgage Loans it sells to HomeSide Lending in accordance with the terms of the Correspondent Agreement and Delegated Underwriting Agreement, including, but not limited to, the statement in the Correspondent Agreement that Barnett shall repurchase, upon demand from HomeSide Lending, any mortgage loan purchased by HomeSide Lending thereunder which HomeSide Lending shall be required to repurchase from an investor due to underwriting or processing deficiencies under the terms of SECTION 4.16. Should any processing or underwriting deficiencies be discovered by HomeSide Lending's quality control reviews, HomeSide Lending at its sole option, may also require repurchase from Barnett. The Correspondent Agreement contains certain other repurchase provisions, which are also incorporated into this Operating Agreement by reference.

4.11. REPORTING.

4.11.1. RISK MANAGEMENT REPORTS. HomeSide Lending shall furnish all agreed-upon risk management reports outside of the formal Directors' Risk Management Committee. The parties acknowledge that this report is critical with respect to the servicing asset and its hedge. The information in such report shall be provided to Barnett's treasury, finance and accounting departments. The report shall contain the following information: (a) monthly book versus market servicing portfolio valuation and rate shock, (b) monthly change in economic servicing value and rate shock, (c) daily hedge position results, (d) daily formal hedge position review and strategy review, and (e) minutes of HomeSide Lending's internal risk management meetings.

4.11.2. INTERNAL PERFORMANCE ANALYSIS REPORTS. HomeSide Lending will provide Barnett with internal performance analysis information to assist Barnett in operating its mortgage lending business effectively. HomeSide Lending will provide Barnett with access to the existing executive information system ("EIS") to obtain such New Secondary Market Mortgage Loan origination and pipeline information until Barnett Technologies assumes support for the ALPS system.

4.11.3. MANAGEMENT AND OTHER REPORTS.

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HomeSide Lending will furnish Barnett each month with the following management reports, together with other reports usual and customary for HomeSide Lending correspondents.

(a) PIPELINE REPORT. All registered mortgage loans, whether floating rate or locked-in rate, together with all required information, including, but not limited to, the rate lock expiration dates and prices.

(b) EXCEPTION REPORT: All mortgage loans received by HomeSide Lending with exceptions which are tracked by HomeSide Lending's legal review system.

(c) DOCUMENT TRACKING REPORT. Information whether a follow-up mortgage document has been received by HomeSide Lending, including, but not limited to, recorded security instruments and title policies.

(d) QUALITY CONTROL REPORT. Monthly/Quarterly quality control reports on a sample of Secondary Market Mortgage Loans and Portfolio Mortgage Loans for production by bank/branch with an overall summary indicating trends, fraud and certain other matters mutually agreed upon by the parties.

(e) HUD QUARTERLY QC REPORTS. HUD quarterly quality control reports relating to mortgage loan servicing, including summary reports of quality control reviews, delinquency trends, early payment defaults, early foreclosure analysis and certain other matters mutually agreed upon by the parties.

(f) STATUS REPORT. When available, a report identifying at what stage in HomeSide Lending's process a mortgage loan may be identified (e.g. identifying whether a mortgage loan has been reviewed or set-up on HomeSide Lending's servicing system).

(g) SERVICE LEVEL REPORT. Upon completion, the average turn-around time for funding and the number of mortgage loans which: (a) Barnett has delivered to HomeSide Lending, (b) HomeSide Lending has purchased and funded, and (c) HomeSide Lending has delivered to its problem mortgage loan area. Upon completion, a report comparing the Barnett mortgage loan information described above with information relating to other HomeSide Lending correspondent lenders.

4.12. TECHNOLOGY.

4.12.1. COMPUTER FEEDS. HomeSide Lending and Barnett will use their best efforts to develop computer feeds (both ways) as quickly as possible to prevent degradation of service relating to Barnett's pricing and HomeSide Lending's funding time.

4.12.2. APPLICATION SUPPORT FOR ALPS SYSTEM. HomeSide Lending will provide Barnett with application support for the ALPS systems in support of mortgage loan processing, closing and underwriting functions for a limited time to be agreed upon by Barnett and HomeSide Lending. Barnett Technologies shall use best efforts to assume such support sometime between 9 and 15 months after the Closing Date. Such services shall be provided at an internal rate of seventy-five dollars ($75.00) per hour. HomeSide Lending will work with Barnett to develop a mutually-agreed upon project list of enhancements based on the planned enhancements to ALPS based upon the enhancements described in EXHIBIT E to this Operating Agreement. Prior to Barnett Technologies assuming support, HomeSide Lending will commit to ensuring programming resources are dedicated to the completion of the mutually agreed-upon projects by the agreed-upon dates, assuming no changes are made by Barnett to the project specifications. Barnett shall be granted a perpetual non-exclusive source code license to the ALPS (originations) and ASMS (secondary marketing) software; provided however, that Barnett shall have no right to sell or otherwise transfer such license to a third party.

4.12.3. TECHNOLOGY SUPPORT FOR ALPS SYSTEM. Barnett Technologies will provide all technology support necessary to operate ALPS in the Barnett organization, including, but not limited to, networks, hardware, printers, printer PC stations, terminals, PCs and laptops.

4.12.4. ADOPT BARNETT SERVICING PLATFORM. HomeSide Lending will use all reasonable efforts to adopt Barnett's secondary marketing and servicing platform.

4.12.5. DAILY INTERFACES. HomeSide Lending will provide daily interfaces with Barnett and overall support consistent with the service levels

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currently provided, including, but not limited to, the items described in
EXHIBIT F to this Operating Agreement. The parties will mutually agree upon reasonable fees to be paid by Barnett to HomeSide for developing the capacity for daily interface, based upon the actual hours worked by HomeSide.

4.12.6. BARNETT RETAINS JACKSONVILLE APPLICATIONS SUPPORT GROUP. Barnett Technologies will retain the Jacksonville applications support group and supported applications, including, but not limited to, BOLT, MortgageWare and MortgageFlex.

4.12.7. LEVERAGE EXISTING TECHNOLOGIES. Barnett and HomeSide Lending will work together to leverage existing technology relating to mortgage loan production functions.

4.13. OPERATIONS.

4.13.1. OPERATING PLAN TO HANDLE ADDITIONAL VOLUME. At a time mutually acceptable to the parties, HomeSide Lending shall provide Barnett with an operating plan designed to give HomeSide Lending the ability to handle additional mortgage loan volume without a material degradation of the service quality provided by HomeSide Lending.

4.13.2. MINIMIZE REDUNDANCIES. HomeSide Lending and Barnett shall develop procedures and processes which will minimize redundancies.

4.13.3. ADDITIONAL OPERATING PLAN. Subject to Barnett's review and approval of EXHIBIT E, at a time mutually acceptable to the parties, HomeSide Lending shall provide Barnett with an operating plan reflecting the terms described in EXHIBIT G to this Operating Agreement. In addition, HomeSide Lending shall perform an extensive legal review prior to funding each mortgage loan. The daily sequential operating activities and events described in EXHIBIT G shall be amended as set forth in the Daily Sequential Operating Activities Addendum, which is included within EXHIBIT G. In addition, Exhibits A and B to the Correspondent Operations manual are replaced by the Shipping Submission Checklist, which is included within EXHIBIT G.

4.13.4. CORRESPONDENT OPERATIONS MANUAL. HomeSide Lending has provided Barnett with a copy of HomeSide Lending's Correspondent Operations Manual, as amended by EXHIBIT H, which will govern the operational issues between HomeSide Lending and Barnett contained in the Correspondent Operations Manual.

4.14. STAFFING.

HomeSide Lending and Barnett shall work together to place employees of Barnett who are targeted to become HomeSide Lending employees on the Closing Date in new positions at HomeSide Lending and Barnett.

4.15. PENALTIES.

On or before HomeSide Lending's buyprice expiration date, Barnett shall notify HomeSide Lending of any mortgage loans which will not meet such expiration date. Upon receipt of such notification, either telephonically or through delivery and notation in the closed loan file, HomeSide Lending will grant Barnett a fifteen
(15)-day extension from the buyprice expiration date for the cost of the roll, as indicated on Knight-Ridder, rounded to the nearest one-eighth of one percent (0.125%). HomeSide Lending will grant Barnett an additional fifteen (15)-day extension for a fee equal to one-half of one percent (0.50%) of the loan amount. After thirty (30) days, the mortgage loans will be marked-to-market at the time they are eligible for funding. Failure to notify HomeSide Lending regarding mortgage loans which will not meet their buyprice expiration date as described above will result in HomeSide Lending's right to refuse to purchase such mortgage loans in the event such mortgage loans cannot be promptly marked-to-market and sold to an available investor by HomeSide Lending.

4.16.  MORTGAGE INSURANCE AND REPURCHASE REQUESTS.

HomeSide Lending shall promptly notify Barnett (within 72 hours) of any repurchase request or notification of mortgage insurance reduction or cancellation so that Barnett may participate in the repurchase decision process. HomeSide Lending shall begin to work on repurchases/cancellation defense as soon as possible. Barnett must remedy deficiencies within the applicable investor's deadline, subject to any agreed upon extensions; provided, however, that Barnett shall remedy such deficiencies within a period not to exceed sixty (60) days. Barnett shall be relieved from liability or recourse to HomeSide Lending if HomeSide

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
Lending fails to provide Barnett with adequate notice to participate in the repurchase decision process, but only if such failure to timely notify has a material adverse impact on Barnett's interests. Barnett shall provide HomeSide Lending with the name of the primary contact person/persons to facilitate such processing.

4.17. SALE OF SERVICING RIGHTS.

HomeSide Lending may not sell servicing rights to the Portfolio Mortgage Loans except in compliance with the provisions of this SECTION 4.17.

(a) HomeSide Lending will not sell servicing rights to the Portfolio Mortgage Loans to SunTrust, NationsBank, First Union Bank or to any of their successors or Affiliates without the prior written consent of Barnett.

(b) Without limiting the scope of the above, HomeSide Lending will not sell servicing relating to the Portfolio Mortgage Loans to any party unless each of the following conditions shall have been complied with:

(i) The sale of such servicing shall be necessary to meet HomeSide Lending's liquidity needs.

(ii) HomeSide Lending shall have used all reasonable efforts to satisfy its liquidity needs through the sale of other assets.

(iii) HomeSide Lending shall have first offered to sell such servicing rights to Barnett at fair market value and in connection with such offer shall have offered to subservice on commercially reasonable terms.

(c) No lender which takes a security interest in the assets of HomeSide Lending and no transferees of such a lender shall be bound by the provisions of this
SECTION 4.17.

4.18. NATURE OF RELATIONSHIP.

Both parties recognize the importance of maintaining their competitive advantages in their businesses and understand that the success of each is inextricably bound in the other. Beyond the responsibilities explicitly outlined in this Operating Agreement, both parties agree to work together to create synergies and develop innovations that can result in sustainable competitive advantages for both. HomeSide Lending will cooperate in good faith with Barnett to respond promptly to any reasonable request made by Barnett with respect to the enhancement of the services, products and systems offered by HomeSide Lending consistent with HomeSide Lending's access to capital.

                                   ARTICLE 5.

                                 MISCELLANEOUS.

5.1. AFFILIATES EXECUTE AGREEMENTS .

Barnett will cause any of its current or future Affiliates to execute agreements substantially similar to the Ancillary Agreements, which shall be reasonably acceptable to such Affiliate and HomeSide Lending, in the event such Affiliate desires to engage in any mortgage banking activity of a type which is the subject matter of such Ancillary Agreements.

5.2. AFFILIATES WILL COMPLY WITH RELATED AGREEMENTS.

To the extent applicable, an Affiliate of Barnett shall at all times comply with all other Related Agreements, including, but not limited to, the Shareholder Agreement and the non-competition provisions of the Shareholder Agreement.

5.3. SUCCESSORS.

This Operating Agreement will inure to the benefit of and be binding upon the parties to this Operating Agreement. Nothing in this Operating Agreement expressed or implied is intended to confer on any person other that the parties to this Operating Agreement and their successors and assigns, any rights, obligations, remedies or liabilities.

5.4. ASSIGNMENT AND DELEGATION.

No party may assign this Operating Agreement or delegate any of its functions hereunder to any other party without the prior written consent of HomeSide Lending or the applicable Barnett Affiliate; provided, however, that either party may assign and/or delegate, in whole or in part, any of its rights under this Operating Agreement to any of its Affiliates without the prior written consent of HomeSide Lending or Barnett.

5.5. FORCE MAJEURE.

No party shall be liable for delays or errors occurring by reason of circumstances beyond such party's control, including, without limitation, acts of civil, military, or banking authorities, national emergencies, labor difficulties, fire, flood or other catastrophes, acts of God, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply.

5.6. TERM.

The term of this Operating Agreement will be five (5) years from the effective date of this Operating Agreement.

This Operating Agreement may be extended for two (2) years if the extension negotiations are completed at least six (6) months prior to the original expiration date. After any such two (2) year extension, this Operating Agreement is cancelable upon one hundred eighty (180) days' prior written notice which may be given as early as one hundred eighty (180) days before the extended expiration date.

The expiration of this Operating Agreement will not cause the Servicing Agreement or HomeSide Lending's right to service the Existing Mortgage Loans or the New Mortgage Loans serviced at the date of such expiration under the Servicing Agreement to terminate or otherwise expire.

5.7. TERMINATION.

This Operating Agreement may be terminated for any one of the following reasons:

5.7.1. HOMESIDE LENDING'S FINANCIAL IMPAIRMENT. Barnett may terminate this Operating Agreement immediately if:

(a) HomeSide Lending becomes bankrupt or has its status as an approved seller/servicer/mortgagee rescinded by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government national Mortgage Association. However, this Operating Agreement will reactivate if HomeSide Lending is reinstated by the applicable agency within six (6) months of any such rescission. HomeSide Lending will reimburse Barnett for its reasonable costs associated with such termination and reactivation, including, but not limited to, any applicable termination or cancellation fees or costs associated with terminating arrangements with any third party.

(b) HomeSide Lending's liquidity needs cause HomeSide Lending to sell servicing rights for the Existing Portfolio Mortgage Loans or the New Portfolio Mortgage Loans.

5.7.2. HOMESIDE LENDING'S FAILURE TO PERFORM. Barnett may terminate this Operating Agreement immediately if:

(a) HomeSide Lending fails to satisfy specific written standards established by an Advisory/Monitoring Committee, as agreed upon by the executive management of Barnett and HomeSide Lending, and

(b) HomeSide Lending fails to cure such failure within an appropriate cure period after receiving formal written notice of such failure.

5.7.3. BARNETT'S FAILURE TO PERFORM. HomeSide Lending may, but shall not be required to, terminate this Operating Agreement immediately if Barnett fails to deliver at least one billion dollars ($1,000,000,000) of mortgage servicing rights during each year of the Operating Agreement and interest rates on average are less than twelve percent (12%) during such year, unless origination levels increase to one billion dollars ($1,000,000,000) on an annualized basis after a ninety (90)-day cure period.

5.7.4. TERMINATION OF SERVICING AGREEMENT. Notwithstanding the foregoing, Barnett may terminate HomeSide Lending's right to service the Existing Mortgage Loans or the New Mortgage Loans under the HomeSide Lending Servicing Agreement ONLY if:

(a) HomeSide Lending files for protection under any bankruptcy or similar law.

(b) The Federal Housing Administration (the "FHA") suspends any of HomeSide Lending's approvals as an FHA approved mortgagee; provided, however, that HomeSide Lending may cure any such suspension within ninety (90) days after the Business Day on which HomeSide Lending receives written notice of any such suspension.

(c) HomeSide Lending commits a material breach of its obligations under the Servicing Agreement; provided, however, that Barnett must first give HomeSide Lending written notice that Barnett has discovered such a material breach. HomeSide Lending may cure any such breach within ninety (90) days after the Business Day on which HomeSide Lending receives such written notice.

HomeSide Lending may terminate the Servicing Agreement for any reason upon one hundred eighty (180) days' prior written notice, but only after termination of this Operating Agreement.

Subject to the rights of any secured party relating to HomeSide Lending's warehouse line of credit, which rights HomeSide Lending and Barnett acknowledge, HomeSide Lending will, upon receipt of notice that the HomeSide Lending Servicing Agreement has been terminated: (a) sell to Barnett the servicing rights to the Existing Mortgage Loans and New Mortgage Loans for the then current fair market value of such servicing rights as determined by an independent appraiser mutually acceptable to the HomeSide Lending and Barnett, or (b) if Barnett declines to purchase such servicing rights, then HomeSide Lending shall negotiate the sale and transfer of such servicing rights to a third party servicer selected by HomeSide Lending and approved by Barnett which approval shall not be unreasonably withheld. The "fair market value" of the servicing rights will be determined by an independent appraiser mutually acceptable to HomeSide Lending and Barnett with respect to the servicing rights sold pursuant to this SECTION 6.7.4. HomeSide Lending shall be entitled to the related purchase price, less any costs or expenses incurred by Barnett in relating to such transfer.

5.8. NOTICES.

All notices, requests, demands and other all notices and other communications required or permitted to be given under this Operating Agreement shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile (and telephonically confirmed), mailed by registered or certified mail with postage prepaid and return receipt requested, or sent by commercial overnight courier, courier fees prepaid, to the parties at the following addresses:

If to HomeSide Lending to:

Hugh R. Harris
President
HomeSide Lending, Inc.
7301 Baymeadows Way
Jacksonville, FL  32256

With a copy to:

Robert J. Jacobs
General Counsel
HomeSide Lending, Inc.
7301 Baymeadows Way
Jacksonville, FL  32256

If to Barnett, to:

Hinton Nobles
Barnett Banks, Inc.
50 N. Laura Street
Jacksonville, Florida 32202-3638

With a copy to:

Karen Lugar
Senior Counsel
Barnett Banks, Inc.
9000 Southside Boulevard, Building 700
Jacksonville, Florida 32256

or to such other address as HomeSide Lending or Barnett will have specified in writing to the other.

5.9. AMENDMENT.

No amendment or modification to this Operating Agreement will be valid unless executed in writing by HomeSide Lending and Barnett.

5.10. WAIVER.

No waiver of any right or obligation under this Operating Agreement by any party on any occasion will be deemed to operate as a waiver on any subsequent occasion.

5.11. PROVISIONS SEVERABLE.

If any provision of this Operating Agreement will be held to be void or unenforceable by any court of competent jurisdiction or any governmental regulatory agency, such provision will be considered by all parties to be severed from this Operating Agreement. All remaining provisions of this Operating Agreement will be considered by the parties to remain in full force and effect.

5.12. GOVERNING LAW.

This Operating Agreement is entered into in the state of Florida. Its construction and rights, remedies and obligations arising by, under, through, or on account of it will be governed by the laws of the State of Florida excluding its conflict of laws rules and will be deemed performable in the State of Florida.

5.13. NO AGENCY OR JOINT VENTURE CREATED.

This Operating Agreement will not be deemed to constitute HomeSide Lending and Barnett as partners or joint venturers, nor will HomeSide Lending or Barnett be deemed to constitute the other as its agent.

5.14. SECTION HEADINGS.

Section headings are intended only to assist in the organization of this Operating Agreement and do not in any way limit or otherwise define the rights and liabilities of the parties.

5.15. ENTIRE AGREEMENT.

This Operating Agreement constitutes the entire agreement among the parties and supersede all other prior communications and understandings, written or oral, among the parties with respect to the subject matter of this Operating Agreement. There are no contemporaneous oral agreements.

5.16. COUNTERPARTS.

This Operating Agreement may be executed in multiple counterparts each of which will be deemed an original. Regardless of the number of counterparts, the total will constitute only one agreement.

5.17. PLURALS AND GENDER.

In construing the words of this Operating Agreement, plural constructions will include the singular, and singular constructions will include plural. No significance will be attached to whether a pronoun is masculine, feminine, or neuter.

IN WITNESS WHEREOF, HomeSide Lending and Barnett, as of the day first set forth above, have caused this instrument to be signed on their behalf by their duly authorized officers.

HOMESIDE LENDING, INC.

By: /s/ Joe K. Pickett
   --------------------------
        Joe K. Pickett
   --------------------------
(Print Name)

Title: Chief Executive Officer
      ------------------------

BARNETT BANKS. INC.

By: /s/ Hinton F. Nobles, Jr.
    -------------------------
        Hinton F. Nobels, Jr.
    -------------------------
    (Print Name)

Title: Executive Vice President
      -------------------------